EXHIBIT 99.1

FOR IMMEDIATE RELEASE

99 Wood Avenue South, Suite 311

Iselin, NJ 08830

www.pharmoscorp.com

Pharmos Corporation Reports 2006 First Quarter Results

Highlights Pending Acquisition of Vela Pharmaceuticals

Iselin, NJ, May 9, 2006 - Pharmos Corporation (Nasdaq: PARS) today reported results for the first quarter ended March 31, 2006.

A major development of the quarter included the previously announced agreement to acquire Vela Pharmaceuticals Inc., a venture-capital backed, privately owned company specializing in the development of medicines related to diseases of the nervous system including disorders of the “brain-gut axis.” The acquisition will expand Pharmos’ pipeline with later-stage clinical drug candidates including dextofisopam, a promising and innovative new drug that has demonstrated positive Phase II data for the treatment of diarrhea-predominant and alternating-type irritable bowel syndrome (IBS).

Haim Aviv, Ph.D., Chairman and CEO of Pharmos, said, “We are moving ahead vigorously to complete the acquisition of Vela including shareholder approval. We believe that Vela is an excellent strategic and scientific fit for Pharmos. Moreover, the acquisition is vital to executing our business strategy to build shareholder value through the transformation of Pharmos into a progressive specialty pharmaceutical company.”

Alan Rubino, President and COO of Pharmos, said, “With the Vela acquisition anticipated this year, we expect to initiate a key Phase IIb study of dextofisopam later in 2006 or early 2007 for IBS. We remain particularly optimistic that dextofisopam, Vela’s lead product candidate, represents an important asset in Pharmos’ commercialization strategy. Dextofisopam in particular places us in a position to create alliances that will help expedite business growth for our Company. Additional Vela assets also hold significant promise for Pharmos and potential partners and will add real value to the combined pipeline. The management and board of Pharmos are convinced that the Vela acquisition is strongly in the best interests of all Pharmos shareholders.”

Also during the quarter, Pharmos completed a Phase I study of cannabinor, its lead CB2-selective synthetic cannabinoid drug candidate that has been shown to have activity in preclinical animal models of various types of pain and several autoimmune diseases. The Phase I data indicate that cannabinor was safe and well tolerated with no severe adverse events in the escalating single dose safety trial. Pharmos plans to initiate a Phase IIa study of cannabinor during the second quarter of 2006 in patients experiencing post-operative pain following third molar extraction. Separately, Pharmos also recently announced it has been awarded a grant of up to US$1.3 million by the Office of the Chief Scientist of Israel’s Ministry of Industry and Trade. These funds have been granted for the development of drug candidates from the Company’s CB2-selective platform of synthetic cannabinoids. Pharmos similarly noted that it intends to advance additional synthetic cannabinoids into clinical development.

The key financial highlights of the 2006 first quarter include cash and short-term investments of $41.6 million as at March 31, 2006. The Company recorded a net loss of $3.0 million, or $0.16 per share, for the first quarter. In the 2005 first quarter, the Company recorded net income of $6.7 million, or $0.35 per share, primarily due to the receipt of a $10.7 million non-recurring milestone payment from a former marketing partner. Total operating expenses decreased 21% in the 2006 first quarter to $3.5 million primarily due to lower research and development expenditures. Net research and development expenses decreased 37% to $1.6 million reflecting lower clinical trial costs. General and administrative expenses were relatively unchanged quarter to quarter at $1.8 million.

About Pharmos Corporation

Pharmos discovers and develops novel therapeutics to treat a range of indications including neurological and inflammatory disorders. The Company’s core proprietary technology platform focuses on discovery and development of synthetic cannabinoid compounds. Cannabinor, the lead CB2-selective receptor agonist candidate, is scheduled for Phase II testing in pain indications during 2006. Other compounds from Pharmos’ proprietary synthetic cannabinoid library are in pre-clinical studies targeting pain, multiple sclerosis, rheumatoid arthritis and other disorders.

About Vela Pharmaceuticals Inc.

Based in Ewing, New Jersey, Vela Pharmaceuticals Inc. is a privately held company specializing in the “re-discovery” and continued development of medicines related to the nervous system, including the brain-gut axis. Investors include New Enterprise Associates, J.P. Morgan Partners, and Venrock Associates.

Statements made in this press release related to the business outlook and future financial performance of the Company, to the prospective market penetration of its drug products, to the development and commercialization of the Company’s pipeline products and to the Company’s expectations in connection with any future event, condition, performance or other matter, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Additional economic, competitive, governmental, technological, marketing and other factors identified in Pharmos’ filings with the Securities and Exchange Commission could affect such results.

Contacts

Pharmos U.S.	The Ruth Group, Inc.
Gale Smith	John Quirk (investors)
(732) 452-9556	(646) 536-7029
Pharmos Israel	Janine McCargo (media)
Irit Kopelov	(646) 536 7033
011-972-8-940-9679

(Tables attached)

PHARMOS CORPORATION
(Unaudited)
Condensed Consolidated Statements of Operations

	Three months ended March 31,
	2006	2005
Expenses
Research and development, gross	$1,867,114	$2,504,639
Grants	(300,635)	(19,576)

Research and development, net of grants	1,566,479	2,485,063
Selling, general and administrative	1,813,221	1,794,711
Depreciation and amortization	78,484	114,925

Total operating expenses	3,458,184	4,394,699

Loss from operations	(3,458,184)	(4,394,699)

Other income (expense)

Bausch & Lomb payment	—	10,725,688
Interest income	465,704	269,496
Interest expense	—	(160,546)
Change in value of warrants	(13,659)	230,931
Other (expense) income	(24,310)	6,657

Other income, net	427,735	11,072,226

Net income (loss)	($ 3,030,449)	$6,677,527

Net income (loss) per share
- basic	($ 0.16)	$0.35

- diluted	($ 0.16)	$0.35

Weighted average shares outstanding
- basic	19,037,628	18,994,577

- diluted	19,037,628	19,140,613

PHARMOS CORPORATION
(Unaudited)
Condensed Consolidated Balance Sheets

	March 31, 2006	December 31, 2005
Assets
Cash and cash equivalents	$5,139,887	$10,289,127
Short-term investments	36,477,828	35,748,343
Restricted cash	80,245	79,527
Research and development grants receivable	952,953	734,237
Prepaid expenses and other current assets	1,484,046	543,109
Capitalized merger costs	741,468	—

Total current assets	44,876,427	47,394,343

Fixed assets, net	760,472	742,860
Restricted cash	63,114	62,874
Severance pay funded	803,754	772,199
Other assets	18,496	18,496

Total assets	$46,522,263	$48,990,772

Liabilities and Shareholder’s Equity
Accounts payable	$561,280	$519,404
Accrued expenses	535,439	575,222
Warrant liability	52,539	38,880
Accrued wages and other compensation	1,457,857	1,497,781

Total current liabilities	2,607,115	2,631,287

Other liability	122,246	110,904
Severance pay	1,104,749	1,014,647

Total liabilities	3,834,110	3,756,838

Commitments and contingencies

Shareholder’s Equity
Preferred stock, $.03 par value, 1,250,000 shares authorized, none issued and outstanding	—	—

Common stock, $.03 par value; 60,000,000 shares authorized, 19,065,783 issued	571,973	571,973
Deferred compensation	—	(529,393)
Paid-in capital in excess of par	191,048,613	191,093,338
Accumulated deficit	(148,932,007)	(145,901,558)

Treasury stock, at cost, 2,838 shares	(426)	(426)

Total shareholders’ equity	42,668,153	45,233,934

Total liabilities and shareholders’ equity	$46,522,263	$48,990,772